UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 15, 2026
Date of Report (date of earliest event reported)
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Greenidge Generation Holdings Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40808 (Commission File Number)	86-1746728 (I.R.S. Employer Identification Number)
1159 Pittsford-Victor Road, Suite 240 Pittsford, New York 14534
(Address of principal executive offices and zip code)
(315) 536-2359
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001	GREE	The Nasdaq Global Select Market
8.50% Senior Notes due 2026	GREEL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2026, each of Kenneth Fearn and Christopher Krug notified Greenidge Generation Holdings Inc. (the “Company”) of his resignation as a member of the Company’s Board of Directors (the “Board”), effective as of April 15, 2026 (the “Resignation Effective Date”). Mr. Fearn served as a member of the Board’s Audit Committee, and Mr. Krug served as a member of the Board’s Compensation Committee.

Neither Mr. Krug’s resignation nor Mr. Fearn’s resignation resulted from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board thanks Messrs. Fearn and Krug for their service and contributions to the Company.

In connection with the foregoing resignations, on April 15, 2026, the Compensation Committee of the Board approved the accelerated vesting in full, effective as of the Resignation Effective Date, of the outstanding and unvested restricted stock units (“RSUs”) held by the departing directors that were granted to them on April 17, 2025 and November 9, 2025. As a result of such approval, 174,107 RSUs held by each of Mr. Fearn and Mr. Krug vested in full as of the Resignation Effective Date, in each case in accordance with the terms of the Company’s Third Amended and Restated 2021 Equity Incentive Plan and the applicable award documentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenidge Generation Holdings Inc.

By:	/s/ Jordan Kovler
Name:	Jordan Kovler
Title:	Chief Executive Officer

Date: April 16, 2026